Exhibit 3.3

BYLAWS

OF

MARRONE ORGANIC INNOVATIONS, INC.,

a Delaware Corporation

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TABLE OF CONTENTS

(continued)

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TABLE OF CONTENTS

(continued)

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BYLAWS

OF

MARRONE ORGANIC INNOVATIONS, INC.

ARTICLE I

OFFICES

Section 1. REGISTERED OFFICE. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 2. PRINCIPAL OFFICE. The board of directors shall fix the location of the principal office for the transaction of the business of the corporation (“principal executive office”). The principal executive office may be within or without the State of Delaware as the board may determine. The board of directors may change the principal office from one location to another.

Section 3. OTHER OFFICES. The board of directors may at any time establish branch or subordinate offices at any place or places where the corporation is qualified to do business.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 1. PLACE OF MEETINGS. Meetings of shareholders shall be held at any place within or outside the State of Delaware designated by the board of directors. In the absence of any such designation, shareholders’ meetings shall be held at the principal executive office of the corporation. The board may, in its sole discretion, determine that any meeting shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the General Corporation Law of Delaware.

Section 2. ANNUAL MEETING. The annual meeting of shareholders shall be held on the date and at the time designated by the board of directors. However, if this day falls on a legal holiday, then the meeting shall be held at the same time and place on the next succeeding full business day. At this meeting, directors shall be elected, and any other proper business may be transacted.

Section 3. SPECIAL MEETING. A special meeting of the shareholders may be called at any time by the board of directors, or by the chairman of the board, or by the president, or by one or more shareholders holding shares in the aggregate entitled to cast not less than ten percent (10%) of the votes at that meeting.

If a special meeting is called by any person or persons other than the board of directors, the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the chairman of the board, the president, any vice president, or the secretary of the corporation. The officer receiving the request shall cause notice to be promptly given to the shareholders entitled to vote, in accordance with the provisions of Sections 4 and 5 of this Article II, that a meeting will be held at the time requested by the person or persons calling the meeting, not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request. If the notice is not given within twenty (20) days after receipt of the request, the person or persons requesting the meeting may give the notice. Nothing contained in this paragraph of this Section 3 shall be construed as limiting, fixing or affecting the time when a meeting of shareholders called by action of the board of directors may be held.

Section 4. NOTICE OF SHAREHOLDERS’ MEETING. All notices of meetings of shareholders shall be sent or otherwise given in accordance with Section 5 of this Article II not less than ten (10) nor more than sixty (60) days before the date of the meeting. The notice shall specify the place, date and hour of the meeting, the means of remote communication, if any, and (i) in the case of a special meeting, the general nature of the business to be transacted, and that no other business may be transacted, or (ii) in the case of the annual meeting, those matters which the board of directors, at the time of giving the notice, intends to present for action by the shareholders. The notice of any meeting at which directors are to be elected shall include the name of the nominee or nominees whom, at the time of the notice, management intends to present for election.

Section 5. MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE. Notice of any meeting of shareholders shall be given either personally or by first-class mail or other means of written communication, including by electronic means as provided for in Section 232 of the General Corporation Law of Delaware, charges prepaid, addressed to the shareholder at the address of that shareholder appearing on the books of the corporation or given by the shareholder to the corporation for the purpose of notice. If no such address appears on the corporation’s books or is given, notice shall be deemed to have been given if sent to that shareholder by first-class mail or other written communication to the corporation’s principal executive office, or if published at least once in a newspaper of general circulation in the county where that office is located. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication.

If any notice addressed to a shareholder at the address of that shareholder appearing on the books at the corporation is returned to the corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the shareholder at that address, all future notices or reports shall be deemed to have been duly given without further mailing if these shall be available to the shareholder on written demand of the shareholder at the principal executive office of the corporation for a period of one year from the date of the giving of the notice.

An affidavit of the mailing or other means of giving any notice of any shareholders’ meeting may be executed by the secretary, assistant secretary, or any transfer agent of the corporation giving the notice, and, if so executed, shall be filed and maintained in the minute books of the corporation.

Section 6. QUORUM. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on any matter shall be the act of the shareholders.

The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum, or if required by the General Corporation Law of Delaware or the certificate of incorporation, the vote of a greater number or voting by classes.

Section 7. ADJOURNED MEETING; NOTICE. Any shareholders’ meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares represented at the meeting, either in person or by proxy, but in the absence of a quorum no other business may be transacted at that meeting, except as provided in Section 6 of this Article II.

When any meeting of shareholders, either annual or special, is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place are announced at a meeting at which the adjournment is taken, unless a new record date for the adjourned meeting is fixed, or unless the adjournment is for more than thirty (30) days from the date set for the original meeting, in which case the board of directors shall set a new record date. Notice of any such adjourned meeting shall be given to each shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 4 and 5 of this Article II. At any adjourned meeting the corporation may transact any business which might have been transacted at the original meeting.

Section 8. VOTING. The shareholders entitled to vote at any meeting of shareholders shall be determined in accordance with the provisions of Section 11 of this Article II, subject to the provisions of the General Corporation Law of Delaware (relating to voting shares held by a fiduciary, in the name of a corporation, or a joint ownership).

Voting may be by voice or ballot, provided that any election of directors must be by ballot if demanded by any shareholder before the voting begins. Each shareholder entitled to vote at any election of directors shall have the right to cumulate his votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which his shares are entitled, or to distribute his votes on the same principle among as many candidates as he desires. No shareholder shall be entitled to cumulate votes unless the candidate or candidates’ names have been placed in nomination prior to the voting and the shareholder has given notice at the meeting prior to the voting of the shareholder’s intention to cumulate the shareholder’s votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination. The candidates, up to the number of directors to be elected, receiving the highest number of votes shall be elected.

In voting on all other matters submitted to a vote of the shareholders, each share shall be entitled to one vote, unless provided otherwise in the certificate of incorporation;

provided that with respect to an amendment to the corporation’s certificate of incorporation that would create a class of shares with preferences or rights superior to those of any existing class, or with respect to any merger, reorganization, share exchange among all or any class of shareholders, sale of substantially all of the corporation’s assets, or dissolution of the corporation (“Significant Transactions”), a two-thirds majority of the outstanding shares of each class of the corporation’s shares then outstanding shall be required for approval of such Significant Transaction Any holder of shares entitled to vote on any matter may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal but if the shareholder fails to specify the number of shares such shareholder is voting affirmatively, it will be conclusively presumed that the shareholder’s approving vote is with respect to all shares such shareholder is entitled to vote.

Section 9. WAIVER OF NOTICE OR CONSENT BY ABSENT SHAREHOLDERS. The transactions of any meeting of shareholders, either annual or special, however called and noticed, and wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if each person entitled to vote who was not present in person or by proxy either before or after the meeting signs a written waiver of notice or a consent to a holding of the meeting, or an approval of the minutes. The waiver of notice or consent need not specify either the business to be transacted or the purpose of any annual or special meeting of shareholders. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Attendance by a person at a meeting shall also constitute a waiver of notice of that meeting, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if that objection is expressly made at the meeting.

Section 10. SHAREHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING. Any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote on that action were present and voted. In the case of election of directors, such a consent shall be effective only if signed by the holders of all outstanding shares entitled to vote for the election of directors; provided, however, that a director may be elected at any time to fill a vacancy on the board of directors that has not been filled by the directors, by the written consent of the holders of a majority of the outstanding shares entitled to vote for the election of directors. All such consents shall be filed with the secretary of the corporation and shall be maintained in the corporate records. Any shareholder giving a written consent, or the shareholder’s proxyholder, or a transferee of the shares or a personal representative of the shareholder or their respective proxyholders, may revoke the consent by a writing received by the secretary of the corporation before written consents of the number of shares required to authorize the proposed action have been filed with the secretary.

If the consents of all shareholders entitled to vote have not been solicited in writing, and if the unanimous written consent of all such shareholders shall not have been received, the secretary shall give prompt notice of the corporate action approved by the shareholders without a meeting. This notice shall be given in the manner specified in Section 5 of this Article II. In the case of approval of any of the following, the notice shall be given at least ten (10) days before the consummation of any action authorized by that approval: (i) contracts or transactions in which a director has a direct or indirect financial interest; (ii) indemnification of agents of the corporation; (iii) a reorganization of the corporation; and (iv) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares.

Section 11. RECORD DATE FOR SHAREHOLDER NOTICE, VOTING, AND GIVING CONSENTS. For purposes of determining the shareholders entitled to notice of any meeting or to vote or entitled to give consent to corporate action without a meeting, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of any such meeting nor more than sixty (60) days before any such action without a meeting, and in this event only shareholders of record on the date so fixed are entitled to notice and to vote or to give consents, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided in the certificate of incorporation, or by agreement, or in the General Corporation Law of Delaware.

If the board of directors does not so fix a record date:

(a) The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

(b) The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, (i) shall be the day on which the first written consent is given when no prior action by the board has been taken, or (ii) shall be at the close of business on the day on which the board adopts the resolution relating to that action, or the sixtieth (60th) day before the date of such other action, whichever is later, when prior action of the board has been taken.

Section 12. PROXIES. Every person entitled to vote for directors or on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the secretary of the corporation. A proxy shall be deemed signed if the shareholder’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission, or otherwise) by the shareholder or the shareholder’s attorney in fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it, before the vote pursuant to that proxy, by a writing delivered to the corporation stating that the proxy is revoked, or by a subsequent proxy executed by, or attendance at the meeting and voting in person by, the person executing the proxy, or (ii) written notice of the death or incapacity of the maker of that proxy is received by the corporation before the vote pursuant to that proxy is counted; provided, however, that no proxy shall be valid after the expiration of three (3) years from the date of the proxy, unless otherwise provided in the proxy. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of the General Corporation Law of Delaware.

Every form of proxy or written consent, which provides an opportunity to specify approval or disapproval with respect to any proposal, shall also contain an appropriate space marked “abstain” whereby a shareholder may indicate a desire to abstain from voting his or her shares on the proposal. A proxy marked “abstain” by the shareholder with respect to a particular proposal shall not be voted either for or against such proposal. In any election of directors, any form of proxy in which the directors to be voted upon are named therein as candidates and which is marked by a shareholder “withhold” or otherwise marked in a manner indicating that the authority to vote for the election of directors is withheld shall not be voted either for or against the election of a director. Failure to comply with this paragraph shall not invalidate any corporate action taken, but may be the basis for challenging any proxy at a meeting.

Section 13. INSPECTORS OF ELECTION. Before any meeting of shareholders, the board of directors may appoint any persons other than nominees for office to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are so appointed, the chairman of the meeting may, and on the request of any shareholder or a shareholder’s proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one (1) or three (3). If inspectors are appointed at a meeting on the request of one or more shareholders or proxies, the holders of a majority of shares or their proxies present at the meeting shall determine whether one (1) or three (3) inspectors are to be appointed. If there are three (3) inspectors of election the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. If any person appointed as inspector fails to appear or fails or refuses to act, the chairman of the meeting may, and upon the request of any shareholder or a shareholder’s proxy shall, appoint a person to fill that vacancy.

These inspectors shall:

(a) Determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies;

(b) Receive votes, ballots, or consents;

(c) Determine all challenges and questions in any way arising in connection with the right to vote;

(d) Count and tabulate all votes or consents;

(e) Determine when the polls shall close;

(f) Determine the result; and

(g) Do any other acts that may be proper to conduct the election or vote with fairness to all shareholders.

ARTICLE III

DIRECTORS

Section 1. POWERS. Subject to the provisions of the General Corporation Law of Delaware and any limitations in the certificate of incorporation and these bylaws relating to action required to be approved by the shareholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors.

Without prejudice to these general powers, and subject to the same limitations, the directors shall have the power to:

(a) Select and remove the president, the chief executive officer and the chief financial officer of the corporation; prescribe any powers and duties for them that are consistent with law, with the certificate of incorporation, and with these bylaws; fix their compensation; and require from them security for faithful service. The chief executive officer shall have the power to select and remove all other officers, agents, and employees of the corporation; prescribe any powers and duties for them that are consistent with law, with the certificate of incorporation, and with these bylaws; fix their compensation; and require from them security for faithful service.

(b) Change the principal executive office or the principal business office from one location to another; cause the corporation to be qualified to do business in any other state, territory, dependency, or country and conduct business within or without the State of Delaware; and designate any place within or without the State of Delaware for the holding of any shareholders’ meeting, or meetings, including annual meetings.

(c) Adopt, make, and use a corporate seal; prescribe the forms of certificates of stock; and alter the form of the seal and certificates.

(d) Authorize the issuance of shares of stock of the corporation on any lawful terms, in consideration of money paid, labor done, services actually rendered, debts or securities canceled, or tangible or intangible property actually received; provided, the board of directors shall state by resolution its determination of the fair value to the corporation in monetary terms of any consideration other than money for which shares are issued.

(e) Borrow money and incur indebtedness on behalf of the corporation, and cause to be executed and delivered for the corporation’s purposes, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations, and other evidences of debt and securities.

Section 2. NUMBER AND QUALIFICATION OF DIRECTORS. The authorized number of directors of the corporation shall be not less than three (3) and nor more than five (5), and the exact number of directors shall be three (3) until changed, within the limits specified above, by a resolution amending such exact number, duly adopted by the board of directors or by the shareholders. The minimum and maximum number of directors may be changed, or a definite number may be fixed without provision for an indefinite number, by a duly adopted amendment to the certificate of incorporation or by an amendment to this bylaw duly adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote in accordance with the provisions of Section 109 of the General Corporation Law of Delaware.

No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

Notwithstanding the foregoing, if there is only one shareholder at any time, the number of directors may be one or two; and if there are only two shareholders at any time, the number of directors may be two.

Section 3. ELECTION AND TERM OF OFFICE OF DIRECTORS. Directors shall be elected at each annual meeting of the shareholders to hold office until the next annual meeting; however, if any annual meeting is not held or the directors are not elected at any annual meeting, they may be elected at any special shareholders’ meeting held for that purpose. Each director, including a director elected to fill a vacancy or elected at a special shareholders’ meeting, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.

Section 4. VACANCIES. A vacancy or vacancies in the board of directors shall be deemed to exist in the event of death, resignation, or removal of any director, or if the board of directors by resolution declares vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony, or if the authorized number of directors is increased, or if the shareholders fail, at any meeting of shareholders at which any director or directors are elected, to elect the full authorized number of directors to be voted for at that meeting.

Any director may resign effective on giving written notice to the chairman of the board, the president, the secretary, or the board of directors, unless the notice specifies a later time for that resignation to become effective. If the resignation of a director is effective at a future time, the board of directors may elect a successor to take office when the resignation becomes effective.

Vacancies in the board of directors may be filled by approval of the board, or if the number of directors then in office is less than a quorum, by (a) the unanimous written consent of the directors then in office, (b) the affirmative vote of a majority of the directors then in office at a meeting held pursuant to notice or waivers of notice complying with Article II, Sections 4 and 9 of these bylaws, subject to the provisions of the General Corporation Law of Delaware, or (c) a sole remaining director, regardless of the manner in which the vacancy is created, including a vacancy created by removal of a director by the shareholders pursuant to the General Corporation Law of Delaware or by court order. Each director elected to fill a vacancy shall hold office until the next annual meeting of the shareholders and until a successor has been elected and qualified.

If, after the filling of any vacancy by the directors, the directors then in office who have been elected by the shareholders shall constitute less than a majority of the directors then in office, any holder or holders of an aggregate of five percent (5%) or more of the total number of shares at the time outstanding having the right to vote for such directors may call a special meeting of shareholders to be held to elect the entire board of directors. The term of office of any director shall terminate upon such election of a successor.

The shareholders may elect a director or directors at any time, to fill any vacancy or vacancies not filled by the directors, but any such election by written consent other than to fill a vacancy created by removal shall require the consent of a majority of the outstanding shares entitled to vote. An election by written consent to fill a vacancy created by removal requires the unanimous consent of all shares entitled to vote for the election of directors.

No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

Section 5. PLACE OF MEETINGS AND MEETINGS BY TELEPHONE. Regular meetings of the board of directors may be held at any place within or outside the State of Delaware that has been designated from time to time by resolution of the board. In the absence of such designation, regular meetings shall be held at the principal executive office of the corporation. Special meetings of the board shall be held at any place within or outside the State of Delaware that has been designated in the notice of the meeting or, if not stated in the notice or there is no notice, at the principal executive office of the corporation. Notwithstanding the above provisions of this Section 5, a regular or special meeting of the board of directors may be held at any place consented to in writing by all the board members, either before or after the meeting. If consents are given, they shall be filed with the minutes of the meeting. Any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all directors participating in the meeting can hear one another, and all such directors shall be deemed to be present in person at the meeting as long as each member participating has been verified to be a director, can communicate with all other members concurrently, and each member is provided a means to participate.

Section 6. ANNUAL MEETING. Immediately following each annual meeting of shareholders, the board of directors shall hold a regular meeting for the purpose of organization, any desired election of officers, and the transaction of other business. Notice of this meeting shall not be required unless some place other than the place of the annual shareholders’ meeting has been designated.

Section 7. OTHER REGULAR MEETINGS. Other regular meetings of the board of directors shall be held without call at such time as shall from time to time be fixed by the board of directors and made a part of these bylaws by a notation opposite this Section entered by the secretary or by amendment to this Section. Such regular meetings may be held without notice.

Section 8. SPECIAL MEETINGS. Special meetings of the board of directors for any purpose or purposes may be called at any time by the chairman of the board or the president or any vice president or the secretary or any two directors.

Notice of the time and place of special meetings shall be delivered personally or by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, facsimile, electronic mail, or other electronic means to each director or sent by first-class mail or telegram, charges prepaid, addressed to each director at that director’s address as it is shown on the records of the corporation. In case the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. In case the notice is delivered personally, by telephone or telegram, facsimile, electronic mail or other electronic means it shall be delivered at least forty-eight (48) hours before the time of the holding of the meeting to the recipient, or in the case of a telegram, to the telegraph company. The notice need not specify the purpose of the meeting.

Section 9. QUORUM. A majority of the authorized number of directors shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 11 of this Article III. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the board of directors, subject to the provisions of the General Corporation Law of Delaware (as to (i) approval of contracts or transactions in which a director has a direct or indirect material financial interest, (ii) appointment of committees, and (iii) indemnification of directors). A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

Section 10. WAIVER OF NOTICE. The transactions of any meeting of the board of directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding the meeting or an approval of the minutes. The waiver of notice or consent need not specify the purpose of the meeting. All such waivers, consents, and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Notice of a meeting shall also be deemed given to any director who attends the meeting without protesting, before or at its commencement, the lack of notice to that director.

Section 11. ADJOURNMENT. A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

Section 12. NOTICE OF ADJOURNMENT. Notice of the time and place of holding an adjourned meeting need not be given, unless the meeting is adjourned for more than twenty-four (24) hours, in which case notice of the time and place shall be given before the time of the adjourned meeting to the directors who were not present at the time of the adjournment.

Section 13. ACTION WITHOUT MEETING. Any action required or permitted to be taken by the board of directors may be taken without a meeting, if all members of the board shall individually or collectively consent in writing to that action. Such action by written consent shall have the same force and effect as a unanimous vote of the board of directors. Such written consent or consents shall be filed with the minutes of the proceedings of the board.

Section 14. FEES AND COMPENSATION OF DIRECTORS. Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement of expenses, as may be fixed or determined by resolution of the board of directors. This Section 14 shall not be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation for those services.

ARTICLE IV

COMMITTEES

Section 1. COMMITTEES OF DIRECTORS. The board of directors may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of two or more directors, to serve at the pleasure of the board. The board may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. Any committee, to the extent provided in the resolution of the board, shall have all the authority of the board, except as may be limited by Section 141 of the General Corporation Law of Delaware.

Section 2. MEETINGS AND ACTION OF COMMITTEES. Meetings and action of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these bylaws, Section 5 (place of meetings), 7 (regular meetings), 8 (special meetings and notice), 9 (quorum), 10 (waiver of notice), 11 (adjournment), 12 (notice of adjournment), and 13 (action without meeting), with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the board of directors and its members, except that the time of regular meetings of committees may be determined either by resolution of the board of directors or by resolution of the committee; special meetings of committees may also be called by resolution of the board of directors; and notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. Minutes shall be kept of each meeting of any committee and shall be filed with the corporate records. The board of directors may adopt rules for the governance of any committee not inconsistent with the provisions of these bylaws.

ARTICLE V

OFFICERS

Section 1. OFFICERS. The officers of the corporation shall be a president (who shall also serve as the chief executive officer, unless a separate position is created by the board of directors), one or more vice presidents, a secretary, and a chief financial officer. The corporation may also have, at the discretion of the board of directors, a chairman of the board, one or more vice presidents, one or more assistant secretaries, one or more assistant treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article V. Any number of offices may be held by the same person.

Section 2. ELECTION OF OFFICERS. The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 3 of this Article V, shall be chosen by the board of directors, and each shall serve at the pleasure of the board, subject to the rights, if any, of an officer under any contract of employment.

Section 3. ADDITIONAL OFFICERS. The board of directors may appoint, and may authorize the chairman of the board or the president or another officer to appoint, any other officers that the business of the corporation may require, each of whom shall have the title, hold office for the period, have the authority, and perform the duties specified in the bylaws or determined from time to time by the board of directors.

Section 4. REMOVAL AND RESIGNATION OF OFFICERS. Subject to the provisions of Section 7 of this Article V and the rights, if any, of an officer under any contract of employment, each of the president, chief executive officer and chief financial officer may be removed, either with or without cause, by the board of directors, at any regular or special meeting of the board. Subject to the rights, if any, of an officer under any contract of employment, any other officer may be removed, either with or without cause, by the chief executive officer.

Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

Section 5. VACANCIES IN OFFICES. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these bylaws for regular appointments to that office.

Section 6. CHAIRMAN OF THE BOARD. The chairman of the board, if such an officer be elected, shall, if present, preside at meetings of the board of directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the board of directors or prescribed by the bylaws. If there is no president, the chairman of the board shall in addition be the chief executive officer of the corporation and shall have the powers and duties prescribed in Section 7 of this Article V.

Section 7. PRESIDENT. Subject to such supervisory powers, if any, as may be given by the board of directors to the chairman of the board, if there be such an officer, the president shall, subject to the control of the board of directors, have general supervision, direction, and control of the business and the officers of the corporation. She shall preside at all meetings of the shareholders and, in the absence of the chairman of the board, or if there be none, at all meetings of the board of directors. She shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by the board of directors or the bylaws. The office of the president shall also be the office of the chief executive officer of the corporation, and references in any document relating to the corporation (including these bylaws) to any single office shall refer to the combined office of the president and chief executive officer, provided, however, that a separate office shall be created at such time as the board of directors shall, in its sole discretion, establish a separate office of chief executive officer and the duties therefor.

Notwithstanding the provisions of Section 4 of this Article V, Ms. Pamela Marrone (“Marrone”) may only be removed as the president of the corporation for “just cause”

and by a unanimous vote of the members of the corporation board of directors, other than Marrone if she is then a director of the corporation. “Just cause” as applied to Marrone pursuant to this Section 7 of Article V shall mean (i) conviction by, or entry of a plea of guilty or nolo contendere in, a court of competent and final jurisdiction for a felony or a misdemeanor involving moral turpitude (other than minor traffic violations or similar offenses); (ii) commission of an act of fraud upon the corporation, embezzlement, theft or conversion of the corporation’s property; (iii) a dishonest act (other than an inadvertent or immaterial act the result of which is not adverse to the corporation) or fraudulent act, bad faith or willful misconduct in the performance of her duties to the corporation or its affiliates; or (iv) the gross negligence in the performance of her duties; provided, however, that in the case of the “just causes” described in the preceding subparagraphs (iii) and (iv) that are susceptible to cure, Marrone may not be removed as president of the corporation for any such alleged “just cause” unless: (A) Marrone shall have first received written notice from the corporation specifying in reasonable detail the conduct or other actions constituting such alleged “just cause”, and (B) Marrone shall have failed to fully cure the alleged act, misconduct or gross negligence within a reasonable period of time not to exceed thirty (30) calendar days; provided, further, that if Marrone disputes in writing any allegation of “just cause” pursuant to this Section 7 of Article V, then Marrone shall not be removed as president of the corporation until such dispute is settled or finally determined by binding arbitration held in the County of Yolo, State of California in accordance with the then applicable Commercial Arbitration Rules of the American Arbitration Association. Judgment upon any award resulting from arbitration may be entered into and enforced by any state or federal court having jurisdiction thereof.

Neither the provisions of this Section 7 of Article V nor the removal of Marrone as president of the corporation pursuant to the provisions of this Section 7 of Article V shall, in any way, limit, reduce, terminate or otherwise effect Marrone’s rights to indemnification as a director and officer of the corporation as such rights to indemnification are provided for by these bylaws, the corporation’s certificate of incorporation and the General Corporation Law of Delaware.

Section 8. VICE PRESIDENTS. In the absence or disability of the president, the vice presidents, if any, in order of their rank as fixed by the board of directors or, if not ranked, a vice president designated by the board of directors, shall perform all the duties of the president, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors or the bylaws, and the president, or the chairman of the board.

Section 9. SECRETARY. The secretary shall keep or cause to be kept, at the principal executive office or such other place as the board of directors may direct, a book of minutes of all meetings and actions of directors, committees of directors and shareholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice given, the names of those present at directors’ meetings of committee meetings, the number of shares present or represented at shareholders’ meetings, and the proceedings.

The secretary shall keep, or cause to be kept, at the principal executive office or at the office of the corporation’s transfer agent or registrar, as determined by resolution of the board of directors, a share register, or a duplicate share register, showing the names of all shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

The secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the board of directors required by the bylaws or by law to be given, and he shall keep the seal of the corporation if one be adopted, in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or the bylaws.

Section 10. CHIEF FINANCIAL OFFICER. The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director.

The chief financial officer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the board of directors. He shall disburse the funds of the corporation as may be ordered by the board of directors, shall render to the president and directors, whenever they request it, an account of all of his transactions as chief financial officer and of the financial condition of the corporation, and shall have other powers and perform such other duties as may be prescribed by the board of directors or the bylaws.

If required by the board of directors the chief financial officer shall give the corporation a bond in the amount and with the surety or sureties specified by the board for faithful performance of the duties of his office and for restoration to the corporation of all its books, papers, vouchers, money, and other property of every kind in his possession or under his control on his death, resignation, retirement or removal from office.

Section 11. REIMBURSEMENT OF DISALLOWED PAYMENTS. Any payments made to an officer, director, or employee of the corporation, including without limitation salary payments, commissions, bonuses, interest payments, or reimbursements for business or entertainment expenses incurred by him, that shall be disallowed for federal or state income tax purposes in whole or in part as a deductible expense of the corporation, shall be reimbursed to the corporation by such officer, director, or employee to the full extent of the disallowance within ninety (90) days after the corporation has been notified of the disallowed amount. It shall be the duty of the board of directors to enforce payment of each amount disallowed. In lieu of payment by the officer, director, or employee, the board of directors of the corporation may withhold up to fifty percent (50%) of any future salary payments or other payments due such officer, director, or employee until the amount owed the corporation has been recovered.

ARTICLE VI

INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND OTHER AGENTS

Section 1. AGENTS, PROCEEDINGS, AND EXPENSES. For the purposes of this Article, “agent” means any person who is or was a director, officer, employee, or other agent of this corporation, or is or was serving at the request of this corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee, or agent of a foreign or domestic corporation which was a predecessor corporation of this corporation or of another enterprise at the request of such predecessor corporation; “proceeding” means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative, or investigative; and “expenses” includes, without limitation, attorneys’ fees and any expenses of establishing a right to indemnification under Section 6 or 7(d) of this Article VI.

Section 2. ACTIONS OTHER THAN BY THE CORPORATION. This corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any proceeding (other than an action by or in the right of this corporation to procure a judgment in its favor) by reason of the fact that such person is or was an agent of this corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if that person acted in good faith and in a manner that person reasonably believed to be in the best interests of this corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of that person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of this corporation or that the person had reasonable cause to believe that the person’s conduct was unlawful.

Section 3. ACTIONS BY THE CORPORATION. Subject to Section 4 below, this corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of this corporation to procure a judgment in its favor by reason of the fact that such person is or was an agent of this corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of that action if that person acted in good faith, in a manner that such person believed to be in the best interests of this corporation and its shareholders. No indemnification shall be made under this Section 3:

(a) respect of any claim, issue or matter as to which that person shall have been adjudged to be liable to this corporation in the performance of that person’s duty to this corporation and its shareholders, unless and only to the extent that the court in which the proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, that such person is fairly and reasonably entitled to indemnity for expenses, and then only to the extent that the court shall determine;

(b) of amounts paid in settling or otherwise disposing of a pending action without court approval; or

(c) of expenses incurred in defending a pending action of which is settled or otherwise disposed of without court approval.

Section 4. ACTIONS BY CORPORATION AGAINST DIRECTORS. This corporation shall indemnify any person who was or is a party to any threatened, pending or completed proceeding by or in the right of this corporation for breach of such person’s duties as a director of this corporation against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding.

Notwithstanding the foregoing, no indemnification shall be made under this Section 4 for those circumstances set forth in paragraphs (a), (b) or (c) of Section 3 above, or in respect to any claim, issue or matter as to which that person shall have been adjudged liable to this corporation and its shareholders for:

(a) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law;

(b) acts or omissions that such person believed to be contrary to the best interest of this corporation or its shareholders, or that involve the absence of good faith on the part of the person;

(c) any transaction from which that person derived an improper personal benefit;

(d) acts or omissions that show a reckless disregard for that person’s duty to the corporation or its shareholders in circumstances in which that person was aware, or should have been aware, in the ordinary course of performing that person’s duties to the corporation, of a risk of serious injury to the corporation or its shareholders;

(e) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of that person’s duty to the corporation or its shareholders;

(f) acts or omissions occurring prior to the date this section 4 becomes effective.

Section 5. FURTHER INDEMNIFICATION BY AGREEMENT. Notwithstanding the foregoing provisions of this Article, the corporation may provide for further indemnification of an agent of the corporation against liability for breach of duty to the corporation and its shareholders by:

(a) agreement with such agent;

(b) vote of the shareholders other than the proposed indemnitee, or

(c) vote of the disinterested directors of the corporation.

Notwithstanding anything in this Section 5 to the contrary, no indemnification of such agent may be made as to circumstances in which indemnity is expressly prohibited by Section 145 of the General Corporation Law of Delaware.

Section 6. SUCCESSFUL DEFENSE BY AGENT. To the extent that an agent of this corporation has been successful on the merits in defense of any proceeding referred to in Sections 2 or 3 of this Article, or in defense of any claim, issue or matter therein, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith.

Section 7. ANNUAL APPROVAL. Except as provided in Sections 4, 5 and 6 of this Article, any indemnification under this Article shall be made by this corporation only if authorized in the specific case on a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth in Sections 2 or 3 of this Article, by:

(a) a majority vote of a quorum consisting of directors who are not parties to the proceeding;

(b) if such a quorum of directors is not obtainable, by independent legal counsel in a written opinion;

(c) approval by the affirmative vote of a majority of the shares of this corporation entitled to vote represented at a duly held meeting at which a quorum is present or by the written consent of holders of a majority of the outstanding shares entitled to vote. For this purpose, the shares owned by the person to be indemnified shall not be considered outstanding or entitled to vote thereon; or

(d) the court in which the proceeding is or was pending, on application made by this corporation or the agent or the attorney or other person rendering services in connection with the defense, whether or not such application by the agent, attorney, or other person is opposed by this corporation.

Section 8. ADVANCE OF EXPENSES. Expenses incurred in defending any proceeding may be advanced by this corporation before the final disposition of the proceeding on receipt of an undertaking by or on behalf of the agent to repay the amount of the advance if it shall be determined ultimately that the agent is not entitled to be indemnified as authorized in this Article.

Section 9. OTHER CONTRACTUAL RIGHTS. Nothing contained in this Article shall affect any right to indemnification to which persons other than directors and officers of this corporation or any subsidiary hereof may be entitled by contract or otherwise.

Section 10. LIMITATIONS. No indemnification or advance shall be made under this Article, except as provided in Sections 4, 5, 6 or 7(c), in any circumstance where it appears:

(a) that it would be inconsistent with a provision of the certificate of incorporation, a resolution of the shareholders, or an agreement in effect at the time of the accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

(b) that it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

Section 11. INSURANCE. Upon and in the event of a determination by the board of directors of this corporation to purchase such insurance, this corporation shall purchase and maintain insurance on behalf of any agent of the corporation against any liability asserted against or incurred by the agent in such capacity or arising out of the agent’s status as such, whether or not this corporation would have the power to indemnify the agent against that liability under the provisions of this Article.

Section 12. CONTINUATION OF RIGHTS. The rights to indemnity under this Article shall continue as to a person who has ceased to be a director, officer or agent of the corporation and shall inure to the benefit of the heirs, executions and administrators of that person.

Section 13. FIDUCIARIES OF CORPORATE EMPLOYEE BENEFIT PLAN. This Article does not apply to any proceeding against any trustee, investment manager, or other fiduciary of an employee benefit plan in that person’s capacity as such. even though that person may also be an agent of the corporation as defined in Section 1 of this Article. Nothing contained in this Article shall limit any right to indemnification to which such a trustee, investment manager, or other fiduciary may be entitled by contract or otherwise, which shall be enforceable to the extent permitted by applicable law.

ARTICLE VII

RECORDS AND REPORTS

Section 1. MAINTENANCE AND INSPECTION OF SHARE REGISTER. The corporation shall keep at its principal executive office, or at the office of its transfer agent or registrar, if either be appointed and as determined by resolution of the board of directors, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each shareholder. Shareholders shall have the right to inspect and copy the records of shareholder’s names and addresses as provided in Section 220 of the General Corporation Law of Delaware.

Section 2. MAINTENANCE AND INSPECTION OF BYLAWS. The corporation shall keep at its principal executive office, or if its principal executive office is not in the State of Delaware, at its principal business office in this state, the original or a copy of the bylaws as amended to date, which shall be open to inspection by the shareholders at all reasonable times during office hours. If the principal executive office of the corporation is outside the State of Delaware and the corporation has no principal business office in this state, the secretary shall, upon the written request of any shareholder, furnish to that shareholder a copy of the bylaws as amended to date.

Section 3. MAINTENANCE AND INSPECTION OF OTHER CORPORATE RECORDS. The accounting books and records and minutes of proceedings of the shareholders and the board of directors and any committee or committees of the board of directors shall be kept at such place or places designated by the board of directors, or in the absence of such designation, at the principal executive office of the corporation. The minutes shall be kept in written form and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form. The minutes and accounting books and records shall be open to inspection by any shareholder or holder of a voting trust certificate, for a purpose reasonably related to the holder’s interests as a shareholder or as the holder of a voting trust certificate and as provided for in Section 220 of the General Corporation Law of Delaware. The inspection may be made in person or by an agent or attorney, and shall include the right to copy and make extracts. These rights of inspection shall extend to the records of each subsidiary corporation of the corporation.

Section 4. INSPECTION BY DIRECTORS. Every director shall have the right at any reasonable time to inspect all books, records, documents and the physical properties of the corporation and each of its subsidiary corporations as provided for in Section 220(d) of the General Corporation Law of Delaware. This inspection by a director may be made in person of by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

Section 5. ANNUAL REPORT TO SHAREHOLDERS As long as there are fewer than 100 shareholders, the annual report to shareholders is expressly dispensed with, but nothing herein shall be interpreted as prohibiting the board of directors from issuing annual or other periodic reports to the shareholders of the corporation as they consider appropriate.

Section 6. FINANCIAL STATEMENTS. A copy of any annual financial statement and, any income statement of the corporation for each quarterly period of each fiscal year, and any accompanying balance sheet of the corporation as of the end of such period, that has been prepared by the corporation shall be kept on file in the principal executive office of the corporation for twelve (12) months and each such statement shall be exhibited at all reasonable times to any shareholder demanding an examination of any such statement or a copy shall be mailed to any such shareholder.

If a shareholder or shareholders holding at least five percent (5%) of the outstanding shares of any class of stock of the corporation makes a written request to the corporation for (i) an income statement of the corporation for the three-month, six-month or nine-month period of the then current fiscal year ended more than thirty (30) days before the date of the request, or (ii) a balance sheet of the corporation as of the end of that period, (iii) or both, then the chief financial officer shall cause such statement or balance sheet to be prepared, if not already prepared, and shall deliver personally or mail such statement or balance sheet within thirty (30) days after the receipt of the request. If the corporation has not sent to the shareholders an annual report for the last fiscal year, the chief financial officer shall upon the written request of any shareholder made more than 120 days after the close of that fiscal year, deliver or mail to the requesting shareholder or shareholders, within thirty (30) days after the request, a balance sheet as of the end of such fiscal year and an income statement and statement of changes in financial position for such fiscal year.

The corporation shall also, on the written request of any shareholder, mail to the shareholder a copy of the last annual, semi-annual, or quarterly income statement which it has prepared, and a balance sheet as of the end of that period.

The income statements, statements of changes in financial position, and balance sheet referred to in this section shall be accompanied by the report, if any, of any independent accountants engaged by the corporation or the certificate of an authorized officer of the corporation that the financial statements were prepared without audit from the books and records of the corporation.

ARTICLE VIII

GENERAL CORPORATE MATTERS

Section 1. FISCAL YEAR. The fiscal year of the corporation shall be fixed by action of the board of directors.

Section 2. RECORD DATE FOR PURPOSES OTHER THAN NOTICE AND VOTING. For purposes of determining the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action (subject to the provisions of Article II. Section II of these bylaws), the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) days before any such action, and in that case only shareholders of record on the date so fixed are entitled to receive the dividend, distribution, or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date so fixed, except as otherwise provided in the General Corporation Law of Delaware, or by agreement, or in the certificate of incorporation.

If the board of directors does not so fix a record date, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the board adopts the applicable resolution or the sixtieth (60th) day before the date of that action, whichever is later.

Section 3. CHECKS, DRAFTS, EVIDENCES OF INDEBTEDNESS. All checks, drafts, or other orders for payment of money, notes, or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the board of directors.

Section 4. CORPORATE CONTRACTS AND INSTRUMENTS; HOW EXECUTED. The board of directors, except as otherwise provided in these bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation, and this authority may be general or confined to specific instances; and, unless so authorized or ratified by the board of directors or within the agency power of an officer, no officer, agent, or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Section 5. CERTIFICATES FOR SHARES. A certificate or certificates for shares of the capital stock of the corporation shall be issued to each shareholder when any of these shares are fully paid. In addition to the issuance of fully paid share certificates, the board of directors may authorize the issuance of certificates or shares as partly paid; provided that these certificates shall state the amount of the consideration to be paid for them and the amount paid. All certificates shall be signed in the name of the corporation by the chairman of the board or vice chairman of the board or the president or vice president and by the chief financial officer or an assistant treasurer or the secretary or any assistant secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be that officer, transfer agent, or registrar before that certificate is issued, it may be issued by the corporation with the same effect as if that person were an officer, transfer agent, or registrar at the date of issue.

If the shares of the corporation are classified or if any class of shares has two or more series, there shall appear on the certificate one of the following: (a) a statement of the rights, preferences, privileges and restrictions granted to or imposed upon each class or series of shares authorized to be issued and upon the holders thereof; (b) a summary of such rights, preferences, privileges and restrictions with reference to the provisions of the certificate of incorporation and any certificate of determination establishing the same; (c) a statement setting forth the office or agency of the corporation from which shareholders may obtain, upon request and without charge, a copy of the statement referred to in (a) above.

There shall also appear on the certificate the statements required by all of the following clauses to the extent applicable: (1) the fact that the shares are subject to restrictions upon transfer; (2) if the shares are assessable or are not fully paid, a statement that they are assessable or, on partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon; (3) the fact that the shares are subject to a close corporation voting agreement or an irrevocable proxy or restrictions upon voting rights contractually imposed by the corporation; (4) the fact that the shares are redeemable; and (5) the fact that the shares are convertible and the period for conversion, following the form of the legend set forth in the General Corporation Law of Delaware.

When the certificate of incorporation is amended in any way affecting the statements contained in the certificates for outstanding shares, or it becomes desirable for any reason, in the discretion of the board of directors, to cancel any outstanding certificate for shares and issue a new certificate therefor conforming to the rights of the holder, the board of directors may order any holders of outstanding certificates for shares to surrender and exchange them for new certificates within a reasonable time to be fixed by the board of directors.

Section 6. LOST CERTIFICATES. Except as provided in this Section 6, no new certificates for shares shall be issued to replace an old certificate unless the latter is surrendered to the corporation and canceled at the same time. The board of directors may, in case any share certificate or certificate for any other security is lost, stolen, or destroyed, authorize the issuance of a replacement certificate on such terms and conditions as the board may require, including provision for indemnification of the corporation secured by a bond or other adequate security sufficient to protect the corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft, or destruction of the certificate or the issuance of the replacement certificate.

Section 7. REPRESENTATION OF SHARES OF OTHER CORPORATION. All stock of other corporations owned or held by the corporation for itself, or for other parties in any capacity, shall be voted, and all proxies with respect thereto shall be executed by the person authorized so to do by resolution of the board of directors or in absence of such authorization, by the chairman of the board or by the president or by any vice president.

Section 8. CONSTRUCTION AND DEFINITIONS Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the General Corporation Law of Delaware shall govern the construction of these bylaws. Without limiting the generality of the above, the masculine gender includes the feminine and neuter, the singular number includes the plural, the plural number includes the singular, and the term “person” includes, without limitation, natural persons, corporations, partnerships, limited liability companies, and any other entity.

“Approved by (or approval of) outstanding shares” shall mean approved by the affirmative vote of a majority of the outstanding shares entitled to vote (by class, if applicable). Such approval shall include the affirmative vote of a majority of the outstanding shares of each class of series entitled, by any provision of these bylaws, the certificate of incorporation or the General Corporation Law of Delaware, to vote as a class or series on the subject matter being voted upon and shall also include the affirmative vote of such greater proportion (including all) of the outstanding shares of any class or series if such greater proportion is required by the certificate of incorporation or the General Corporation Law of Delaware

“Approved by (or approval of) the shareholders” shall mean approved or ratified by the affirmative vote of a majority of the shares entitled to vote represented and voting at a duly held meeting at which a quorum is present (which shares voted affirmatively also constitute at least a majority of the required quorum) or by the written consent of shareholders or by the affirmative vote or written consent of such greater proportion (including all) of the shares of any class or series as may be provided in the certificate of incorporation or the General Corporation Law of Delaware for all or any specified shareholder action.

ARTICLE IX

AMENDMENTS

Section 1. AMENDMENT BY SHAREHOLDERS. New bylaws may be adopted or these bylaws may be amended or repealed by approval of the outstanding shares, or their proxies, or by the written assent of these persons; provided, however, that if the certificate of incorporation of the corporation set forth the number of authorized directors of the corporation, the authorized number of directors may be changed only by an amendment of the certificate of incorporation; and provided further, that a bylaw or amendment of the certificate of incorporation reducing the number or the minimum number of directors to a number less than five (5) cannot be adopted if the votes cast against its adoption at a meeting or the shares not consenting in the case of action by written consent are equal to more than sixteen and two-thirds percent (16 2/3%) of the outstanding shares entitled to vote; and provided further that the voting requirements with respect to Significant Transactions may be amended only by a vote sufficient to approve a Significant Transaction.

Section 2. AMENDMENT BY DIRECTORS. Subject to the right of shareholders under Section 1 of this Article IX, bylaws other than Section 8 of Article II, Section 7 of Article V or a bylaw fixing or changing the authorized number of directors may be adopted, amended, or repealed by the board of directors. However, if the certificate of incorporation or bylaws adopted by the shareholders provide for an indefinite number of directors within specified limits, the directors may adopt or amend a bylaw fixing the exact number of directors within those limits,

CERTIFICATE OF SECRETARY

I, the undersigned, do hereby certify:

1. That I am the duly elected and acting Secretary of Marrone Organic Innovations, Inc., a Delaware corporation.

2. That the foregoing Bylaws constitute the Bylaws of the corporation as ratified by the director of this corporation on June 30, 2006.

Dated as of June 30, 2006.

/s/ Julie Morris
Julie Morris, Secretary

AMENDMENT TO ARTICLE III, SECTION 2

OF THE BYLAWS OF

MARRONE ORGANIC INNOVATIONS, INC.

ADOPTED AUGUST 15, 2006

Section 2 of Article III of Marrone Organic Innovations, Inc.‘s Bylaws is amended to read as follows:

“Section 2. NUMBER AND QUALIFICATION OF DIRECTORS. The authorized number of directors of the corporation shall be not less than four (4) and nor more than seven (7), and the exact number of directors shall be four (4) until changed, within the limits specified above, by a resolution amending such exact number, duly adopted by the board of directors or by the shareholders. The minimum and maximum number of directors may be changed, or a definite number may be fixed without provision for an indefinite number, by a duly adopted amendment to the certificate of incorporation or by an amendment to this bylaw duly adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote in accordance with the provisions of Section 109 of the General Corporation Law of Delaware.

No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

Notwithstanding the foregoing, if there is only one shareholder at any time, the number of directors may be one or two; and if there are only two shareholders at any time, the number of directors may be two.”

1

AMENDMENT TO ARTICLE V, SECTION 8

OF THE BYLAWS OF

MARRONE BIO INNOVATIONS, INC.

ADOPTED JULY 24, 2009

Section 8 of Article V of the Bylaws of Marrone Bio Innovations, Inc. are hereby amended to read as follows:

“Section 8. VICE PRESIDENTS. The vice presidents shall have such other powers and perform such other duties from time to time may be prescribed for them respectively by the board of directors or the bylaws, and the president, or the chairman of the board.”

AMENDMENT TO ARTICLE III, SECTION 2

OF THE BYLAWS OF

MARRONE BIO INNOVATIONS, INC.

ADOPTED FEBRUARY 25, 2010

The first sentence of Section 2 of Article III of the Bylaws of Marrone Bio Innovations, Inc. is hereby amended to read as follows:

The authorized number of directors of the corporation shall be not less than four (4) nor more than eight (8), and the exact number of directors shall be eight (8) until changed, within the limits specified above, by a resolution amending such exact number, duly adopted by the board of directors or by the shareholders.

AMENDMENT TO ARTICLE III, SECTION 2

OF THE BYLAWS OF

MARRONE BIO INNOVATIONS, INC.

ADOPTED JUNE 27, 2012

Section 2 of Article III of the Bylaws of Marrone Bio Innovations, Inc. is hereby amended to read as follows:

“The authorized number of directors of the corporation shall be not less than eight (8) nor more than eleven (11), and the exact number of directors shall be eleven (11) until changed, within the limits specified above, by a resolution amending such exact number, duly adopted by the board of directors or by the shareholders”